Exhibit 23.2
Consent of Qualified Person
I consent to:
a.the filing of the Technical Report Summary, dated October 20, 2021, with respect to the Piedmont Lithium Project (the “TRS”) as an exhibit to this Quarterly Report on Form 10-Q (the “Form 10-Q”);
b.the incorporation by reference of the TRS in the Registration Statements on Form S-8 (No. 333-256454) and Form S-3 (No. 333-259798) (the “Registration Statements”); and
c.being named as a Qualified Person in the Form 10-Q and the Registration Statements.

Date:	November 12, 2021

By:	/s/ Leon McGarry
Name:	Leon McGarry
Title:	Principal Consultant, McGarry Geoconsulting Corp.